UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 5, 2023

United Express, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227194	82-1965608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 W. Post Road, Las Vegas, Nevada 89118

(Address Of Principal Executive Offices) (Zip Code)

949-350-0123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Unity Purchase Agreement

On April 5, 2023, Arithmetic, LLC (the “Seller”), which owned an aggregate of 14,001,000 shares of common stock, par value $0.001 per share, of United Express Inc., a Nevada corporation (the “Company”), representing 89.8% of the Company’s issued and outstanding common stock (the “Subject Shares”), and Unity Global FZCO (“Unity” or the “Purchaser”) entered into a Share Purchase Agreement (the “Unity Purchase Agreement”).

Pursuant to the Unity Purchase Agreement, (i) the Seller agreed to sell, and the Purchaser agreed to purchase, the Subject Shares for a total consideration of $600,000, (ii) on completion of the Unity Purchase Agreement, the Purchaser agreed to enter into a share purchase agreement (the “Cristophe Purchase Agreement”) with Cristophe Beverly Hills, LLC, a California limited liability company (“Cristophe”), and (iii) on completion of the Unity Purchase Agreement, the Purchaser and Cristophe would enter into an orderly market agreement (the “Orderly Market Agreement”). (The Orderly Market Agreement, Unity Purchase Agreement, and the Cristophe Purchase Agreement will be collectively referred to as the “Transactional Documents,” and the Transactional Documents together with the transactions underlying the Transactional Documents, will be collectively referred to as the “Transaction”).

A form of the Unity Purchase Agreement is attached hereto as Exhibit 10.1. The foregoing is only a brief description of the material terms of the Unity Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Cristophe Purchase Agreement

On April 11, 2023, as one of the closing conditions of the Unity Purchase Agreement, the Purchaser and Cristophe entered into the Cristophe Purchase Agreement pursuant to which, the Purchaser agrees to sell, transfer, and assign to Cristophe 4,667,000 shares of the Company’s common stock, or approximatively 29.93% of the Company’s issued and outstanding common stock for a total consideration of $400,000.

A form of the Cristophe Purchase Agreement is attached hereto as Exhibit 10.2. The foregoing is only a brief description of the material terms of the Cristophe Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Orderly Market Agreement

On April 11, 2023, as one of the closing conditions of the Unity Purchase Agreement and the Cristophe Purchase Agreement, the Purchaser, Seller, and Cristophe entered into the Orderly Market Agreement. Pursuant to which, for a period of 36 months starting from the date of the Orderly Market Agreement, the Purchaser and Cristophe can only dispose of their shares ten days after sending a written notice to all of the other shareholders to the Orderly Market Agreement and to the Company’s board of directors of their intention to dispose of their shares (the “Sale Notice”), and without receiving any board of directors written notice from the Company’s legal counsel indicating that such disposal could result in a violation of the Securities Laws during the ten days period. Such Sale Notice should contain information regarding the number of shares, the proposed selling time or times, and the price of the shares to be disposed. In addition, disposals of the shares shall be made only on an equitable pro-rata basis among the Purchaser and Cristophe based on the amount and percentage by which shares owned by each of them bears to the shares owned by all shareholders.

Furthermore, pursuant to the Orderly Market Agreement, the Purchaser and Cristophe may not dispose of any of their shares until (a) October 2023 and (b) thereafter, not more than 25% of their shares may be disposed of in any one or more period of 90 days. However, this restriction shall not apply to disposal made in connection with a sale of control of the Company.

This Orderly Market Agreement became effective on the date of execution.

A form of the Orderly Market Agreement is attached hereto as Exhibit 10.3. The foregoing is only a brief description of the material terms of the Orderly Market Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Stockholders Agreement

On July 28, 2023, the Company, Unity and Cristophe entered into a stockholders agreement, dated as of May 22, 2023 (the “Stockholders Agreement”), which, inter alia, provided Unity with customary “drag along” rights with respect to the shares owned by Cristophe if Unity desired to consummate a Sale of Control of the Company (as defined thereof). Conversely, Cristophe was granted pro-rata customary “tag along” rights in the event Unity were to sell all or part of its shares in the Company. The Stockholders Agreement is to terminate in the event of a Qualified Public Offering (as defined thereof) or Sale of Control, or at such time as Cristophe realized a minimum of $1,200,000 from the sale of its equity in the Company.

A form of the Stockholders Agreement is attached hereto as Exhibit 10.4. The foregoing is only a brief description of the material terms of the Stockholders Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Except for the Stockholders Agreement, the Transaction was closed on April 15, 2023 (the “Closing”). After the Closing, the Purchaser has retained record and beneficial ownership of 9,334,000 shares of the Company’s common stock, representing approximately 59.9% of the currently issued and outstanding shares of the Company. The Transaction has resulted in a change in control of the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.01. Changes in Control of Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of the Unity Purchase Agreement between Arithmetic, LLC and Unity Global FZCO, dated April 5, 2023
10.2	Form of the Cristophe Purchase Agreement between Cristophe Beverly Hills, LLC and Unity Global FZCO, dated April 11, 2023
10.3	Form of the Orderly Market Agreement between Cristophe Beverly Hills, LLC, United Express, Inc., and Unity Global FZCO, dated April 14, 2023
10.4	Form of the Stockholders Agreement between Cristophe Beverly Hills, LLC, United Express, Inc., and Unity Global FZCO, dated as of May 22, 2023
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED EXPRESS INC.

Dated: August 14, 2023	By:	/s/ Andrei Stoukan
	Name:	Andrei Stoukan
	Title:	Chief Executive Officer